AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                           GENEVA STEEL HOLDINGS CORP.


          ============================================================

            Geneva Steel Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

            A. The name of the Corporation is Geneva Steel Holdings Corp. The Corporation was originally incorporated by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware on November 22, 2000.

            B. The United States Bankruptcy Court for the District of Utah, Central Division, Case No. 99-21130 GEC, has confirmed a plan of reorganization for Geneva Steel Company (the "Plan") under Chapter 11 of the United States Bankruptcy Code. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law and is provided for in the order confirming the Plan. The Corporation has not received payment for any of its stock.

            C. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:



                                ARTICLE I - NAME
                                ----------------

            The name of the corporation is Geneva Steel Holdings Corp.


               ARTICLE II - REGISTERED AGENT AND REGISTERED OFFICE
               ---------------------------------------------------

            The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 1980l, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                              ARTICLE III - PURPOSE
                              ---------------------

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                           ARTICLE IV - CAPITAL STOCK
                           --------------------------

            Section 1 Capital Stock. The Corporation shall be authorized to issue Fifty Million (50,000,000) shares of capital stock, of which Forty Million (40,000,000) shares shall be shares of Common Stock, $.01 par value per share ("Common Stock"), and Ten Million (10,000,000) shares shall be shares of preferred stock, no par value per share ("Preferred Stock").

            Section 2 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of the Corporation (the "Board") is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participation, optional or other rights, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). Shares of Class A Convertible Preferred Stock shall be issued pursuant to the Plan.

            Section 3 Voting. Except as otherwise provided by law, the holders of Common Stock shall vote together as a single class, subject to any right conferred upon holders of Preferred Stock to vote together with holders of Common Stock, on all matters submitted to a vote of stockholders of the Corporation. Each share of Common Stock shall have one vote.


                         ARTICLE V - BOARD OF DIRECTORS
                         ------------------------------

            Section 1 Board of Directors. The business and affairs of the Corporation are managed under the direction of the Board of Directors. The election of directors need not be by ballot.

            Section 2 Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. Commencing with the 2001 annual meeting of stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2002 annual meeting of stockholders, the term of office of the second class to expire at the 2003 annual meeting of stockholders and the term of office of the third class to expire at the 2004 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2002 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

            Section 3 Changes in Number of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

            Section 4 Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

            Section 5 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

            Section 6 Vote Required for Amendment. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, any amendment to, deletion of or adoption of any provision inconsistent with this Article V shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.


                         ARTICLE VI- STOCKHOLDER ACTION
                         ------------------------------

            No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation, and stockholders may not take any action by written consent in lieu of a meeting. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board, the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Business transacted at any special meeting of stockholders are confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, any amendment to, deletion of or adoption of any provision inconsistent with this Article VI shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of Voting Stock, voting together as a class.


                        ARTICLE VII- AMENDMENT OF BY-LAWS
                        ---------------------------------

            In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of holders of at least two-thirds of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, are required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VII.


            ARTICLE VIII - AMENDMENT OF CERTIFICATE OF INCORPORATION
            --------------------------------------------------------

            The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
Article VIII.


            ARTICLE IX - LIMITATION OF LIABILITY AND INDEMNIFICATION
            --------------------------------------------------------

            Section 1 Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader elimination of liability than such law permitted the Corporation to provide prior to such amendment). Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

            Section 2 Indemnification and Insurance.

            (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 2 or otherwise.

            (b) To obtain indemnification under this Section 2, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

            (c) If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this Section 2 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board or Independent Counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (d) If a determination shall have been made pursuant to paragraph
(b) of this Section 2 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 2.

            (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 2 that the procedures and presumptions of this Section 2 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 2.

            (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 2 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

            (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Section 2, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

            (h) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

            (i) If any provision or provisions of this Section 2 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
Section 2 (including, without limitation, each portion of any paragraph of this Section 2 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 2 (including, without limitation, each such portion of any paragraph of this Section 2 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

            (j) For purposes of this Section 2:

                  (i) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (ii) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Section 2.

            (k) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 2 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


               ARTICLE X - SECTION 203 OF GENERAL CORPORATION LAW
               --------------------------------------------------

            The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.


                       ARTICLE XI - ADDITIONAL PROVISIONS
                       ----------------------------------

            In accordance with the requirements of Section 1123 of the United States Bankruptcy Code, and for so long as such section is applicable to the Corporation, the Corporation shall be prohibited from issuing non-voting equity securities.

            IN WITNESS WHEREOF, Geneva Steel Holdings Corp. has caused this certificate to be signed by its President and Secretary, on _________, 2000.


                                    GENEVA STEEL HOLDINGS CORP.



                                    By:
                                        ----------------------------------------
                                        Name:   Joseph A. Cannon
                                        Title:  President



                                    By:
                                        ----------------------------------------
                                        Name:   Ken C. Johnsen
                                        Title:  Secretary